UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS INCOME TRUST

WESTERN ASSET FUNDS, INC.

LEGG MASON PARTNERS INSTITUTIONAL TRUST

LEGG MASON PARTNERS MONEY MARKET TRUST

LEGG MASON PARTNERS PREMIUM MONEY MARKET TRUST

MASTER PORTFOLIO TRUST

LEGG MASON PARTNERS VARIABLE INCOME TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.

[   ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                     1)    Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

    3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                      4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

[  ]          Fee paid previously with preliminary materials.

[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:

JAS SCRIPT FOR RECORDED FUND SHAREHOLDER CALL –OPEN END FUNDS

Hello. This is Joe Sullivan, CEO and Chairman of Legg Mason.

As a fellow Legg Mason fund shareholder, I am calling to ask you to vote in our proxy campaign by calling Computershare at 1-866-963-5819.

We sent you proxy materials, requesting your vote on important matters relating to your investment in Legg Mason-sponsored funds, and have not received your vote.

By voting today, you can help us ensure that the proposals for your fund can be acted upon. Every shareholder's vote matters, no matter how many shares you own.

If you have your proxy materials, please take a few minutes to vote online or by phone using the instructions on your proxy ballot.

If you have questions, please call Computershare at 1-866-963-5819. They will be happy to assist you and accept your vote.

Thank you as always for choosing Legg Mason funds, and for participating in this essential proxy process. We value your vote, and your investments with us.